EXHIBIT 21

                                                                    EXHIBIT 21





                             Subsidiaries of the Registrant(1)




                                                     State of       Percentage
                                                   Incorporation     Ownership
                                                   -------------     ---------

Farmers and Mechanics Bank                          United States       100%

FMS Financial Services, Inc.(2)                     New Jersey          100%

Land Financial Services, Inc.(2)                    New Jersey          100%

First Plunge, Inc. (3)                              New Jersey          100%

Fishpond, Inc. (3)                                  New Jersey          100%

Angell Ayes, Inc. (3)                               New Jersey          100%

Peter's Passion, Inc. (3)                           New Jersey          100%

Atlantic Adventures, Inc.(3)                        New Jersey          100%


------------------------
(1) The operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached as Exhibit 13 to the Form 10-K.
(2)   Subsidiary of Farmers and Mechanics Bank.
(3)   Subsidiary of Land Financial Services, Inc.